                                                                    EXHIBIT 99.5




                     [J.M. PETERS COMPANY, INC. LETTERHEAD]


                               September 19, 1994



Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, DC  20549

                 Re: J.M. Peters Company, Inc. (the "Company") Registration Statement on Form S-1 filed June 7, 1994 Commission File No. 33-53995

Dear Sir or Madam:

                 This letter is provided to acknowledge that, as provided in the letter from our counsel to Henry Lichtenberger dated September 8, 1994, and in accordance with the Staff's position in M.D.C. Holdings, Inc. (available June 23, 1994), the Company will include, in all filings under the Securities Exchange Act of 1934 subsequent to the date hereof, condensed consolidating financial statements with respect to the subsidiary guarantors of the Company's 12 3/4% Senior Notes Due May 1, 2002 (the "Notes") and with repsect to the Company's non-Guarantor's subsidiaries as long as the Senior Notes remain outstanding and are guaranteed by the Guarantors.


                                       Very truly yours,

                                       /s/ GREGORY R. PETERSEN

                                       Gregory R. Petersen